Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports Second-Quarter Financial Results

MANITOWOC, Wis. – July 27, 2009 – The Manitowoc Company, Inc. (NYSE: MTW) today reported sales of $1.035 billion for the second quarter of 2009, down 13.1 percent from $1.191 billion in the second quarter of 2008. The sales decrease was due primarily to a 39 percent decline in crane sales, partially offset by the additional revenues due to the acquisition of Enodis plc in October 2008.

On a GAAP basis, the company reported a net loss of $18.1 million, or $0.14 per diluted share for the quarter, versus net income of $133.9 million, or $1.01 per diluted share in the second quarter of 2008. The net loss included a number of unusual items totaling approximately $43 million on an after-tax basis. These items included a $23 million loss related to the sale of the Enodis ice business and $14 million of restructuring charges.

Excluding unusual items, adjusted earnings from continuing operations were $24.8 million, or $0.19 per share, versus similarly adjusted earnings of $121.2 million, or $0.92 per share in the second quarter of 2008. A reconciliation of GAAP earnings to earnings from continuing operations before special items is provided later in this press release.

“I am generally pleased with the progress that we are making in managing through these difficult times,” said Glen E. Tellock, Manitowoc’s chairman and chief executive officer. “While we expect cyclicality in the crane business, the speed and severity of this downturn have been worse than we have seen in the past. We are adjusting our operations appropriately for the current economic realities in ways that should permanently strengthen the business. We have implemented specific actions that will eliminate approximately $365 million in cost out of our businesses annually, with approximately $240 million of those cost reductions to be realized this year.

“Although market conditions are difficult, we continue to generate positive cash flow and reduce debt. The reductions in our expense levels and working capital are enabling us to make progress toward our debt reduction goals.”

Business Segment Results

Second-quarter 2009 net sales in the Crane segment were $652.3 million, down 39 percent from $1.064 billion in the second quarter of the prior year. Crane segment operating earnings for the second quarter of 2009 decreased 70 percent to $49.5 million from $167.0 million in the same period last year. Excluding the negative impact of foreign currency on the Crane segment results, second-quarter sales and operating earnings were down 31 percent and 62 percent, respectively.

Crane segment backlog totaled $901 million at June 30, 2009, a decrease of 36 percent from the $1.397 billion backlog at March 31, 2009. Although the company has seen stabilization in the form of net positive order flow, the magnitude of new orders is less than the quarterly shipments.

“Obviously, crane demand continues to be weak across most of our markets,” said Tellock. “The exceptions include portions of Asia, Latin America, and Africa. We are also encouraged that overall new orders are continuing to exceed cancellations in terms of both unit and dollar volumes.”

In the Foodservice segment, second-quarter 2009 net sales increased to $382.5 million from $127.3 million in the second quarter of 2008. This increase was related to the acquisition of Enodis. On a pro-forma basis, Foodservice revenues decreased 19 percent in the second quarter of 2009 from $472 million in the second quarter of 2008. This includes a 4 percent negative impact from foreign currency fluctuations.

Foodservice operating earnings for the second quarter of 2009 were $46.4 million, up from $22.9 million in the same period in 2008. On a pro-forma basis, Foodservice operating earnings were down 12.5 percent, due primarily to the current economic environment that has led to an extended contraction in capital spending by the restaurant industry.  The Foodservice segment’s organic revenue and operating earnings, which exclude the revenue and earnings from Enodis, both declined 24 percent for the second quarter of 2009 compared with the second quarter of 2008. The lower percentage decline in Foodservice revenues and earnings on a pro-forma basis compared to organic results demonstrates the positive benefits that this broadened equipment product line offering provides the segment in terms of revenue and cost- reduction opportunities.

“Our integration of Enodis continues to make excellent progress,” said Tellock. “Our product line now covers the full range of kitchen needs for our diverse and expanding base of global clients. At the same time, we are taking advantage of current market conditions to serve our customers more efficiently by significantly reducing our cost structure across the combined organizations.”

Cash Flow/Debt Reduction

Cash flow from operations in the second quarter of $16.3 million, together with proceeds from the sale of the Enodis ice machine business, enabled Manitowoc to reduce its total debt by approximately $161 million in the quarter. This debt reduction was achieved despite a use of cash for a final settlement of a legacy Enodis lawsuit as well as the fees to amend the company’s credit agreement. These non-recurring items totaled $31 million in the quarter. Given the company’s normal second-half cash generation characteristics and its current outlook, Manitowoc is also reaffirming its full-year debt reduction target of $450 million.

GAAP Reconciliation

In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP are as follows (in millions, except per share data):

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008

Net earnings (loss)	$(18.1)	$133.9	$(674.4)	$236.6
Special items, net of tax:
Earnings (loss) from discontinued operations	3.0	(12.7)	2.6	(20.0)
Loss on sale of discontinued operations	23.2	—	23.2	—
Goodwill impairment for discontinued operations	—	—	28.8	—
Goodwill impairment for continuing operations	—	—	647.1	—
Restructuring expense	14.0	—	16.8	—
Other	2.7	—	3.7	—
Net earnings before special items	$24.8	$121.2	$47.8	$216.6

Diluted earnings (loss) per share	$(0.14)	$1.01	$(5.18)	$1.79
Special items, net of tax:
Earnings (loss) from discontinued operations	0.02	(0.10)	0.02	(0.15)
Loss on sale of discontinued operations	0.18	—	0.18	—
Goodwill impairment for discontinued operations	—	—	0.22	—
Goodwill impairment for continuing operations	—	—	4.97	—
Restructuring expense	0.11	—	0.13	—
Other	0.02	—	0.03	—
Diluted earnings per share before special items	$0.19	$0.92	$0.37	$1.64

EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results, that are adjustments per the credit agreement definition. To assist investors in tracking the company’s EBITDA results used to determine compliance with the financial covenants of its credit agreement, the chart below provides this metric on a trailing, four-quarter basis:

Q3 2008: $950 million

Q4 2008: $842 million

Q1 2009: $741 million

Q2 2009: $601 million

In addition, the company’s EBITDA in the second quarter ended June 30, 2009 was $108 million.

Investor Conference Call

On July 28 at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc’s senior management will discuss its second quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with over 100 manufacturing and service facilities in 27 countries. It is recognized as one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. Manitowoc also is one of the world’s leading innovators and manufacturers of commercial foodservice equipment serving the ice, beverage, refrigeration, food prep, and cooking needs of restaurants, convenience stores, hotels, healthcare, and institutional applications.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances.  Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•                  unanticipated changes in revenues, margins, costs, and capital expenditures;

•                  uncertainties associated with new product introductions;

•                  matters impacting the successful and timely implementation of ERP systems;

•                  foreign currency fluctuations and their impact on hedges in place with Manitowoc;

•                  changes in raw material prices;

•                  unexpected issues associated with the availability and viability of suppliers;

•                  unanticipated changes in global demand for high-capacity lifting equipment;

•                  the risks associated with growth;

•                  geographic factors and political and economic risks;

•                  actions of competitors;

•                  changes in economic or industry conditions generally or in the markets served by Manitowoc;

•                  the state of financial and credit markets;

•                  unanticipated changes in customer demand;

•                  the ability of Manitowoc’s customers to receive financing;

•                  unanticipated issues associated with refresh/renovation plans by national restaurant accounts;

•                  efficiencies and capacity utilization of facilities;

•                  issues related to workforce reductions;

•                  work stoppages, labor negotiations, and labor rates;

•                  government approval and funding of projects;

•                  the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•                  finalization of the price and other terms of now-completed divestitures and unanticipated issues associated with transitional services provided by Manitowoc in connection with those divestitures;

•                  in connection with the now-completed acquisition of Enodis: potential balance sheet changes resulting from finalization of purchase accounting treatment; the ability to appropriately and timely integrate the acquisition of Enodis; realization of anticipated earnings enhancements, cost savings, strategic options and other synergies and the anticipated timing to realize those savings, synergies and options; and

•                  risks and other factors cited in Manitowoc’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

For more information:

Carl J. Laurino

Senior Vice President

& Chief Financial Officer

920-652-1720

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Six Months Ended June 30, 2009 and 2008

(In millions, except share data)

INCOME STATEMENT

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net sales	$1,034.8	$1,191.1	$2,062.3	$2,179.6
Cost of sales	798.0	904.0	1,620.5	1,649.7
Gross profit	236.8	287.1	441.8	529.9

Engineering, selling and administrative expenses	153.3	110.2	287.3	218.6
Asset impairments	—	—	700.0	—
Restructuring expense	21.5	—	25.9	—
Integration expense	2.0	—	3.5	—
Amortization expense	8.4	1.7	16.7	3.5
Operating earnings (loss)	51.6	175.2	(591.6)	307.8
Amortization of deferred financing fees	(13.5)	(0.2)	(21.9)	(0.4)
Interest expense	(38.9)	(7.1)	(79.3)	(13.6)
Loss on debt extinguishment	(2.1)	—	(2.1)	—
Other income - net	4.1	0.8	6.2	8.1
Earnings (loss) from continuing operations before taxes on income	1.2	168.7	(688.7)	301.9
Provision (benefit) for taxes on income	(6.2)	47.6	(67.2)	85.4

Earnings (loss) from continuing operations	7.4	121.1	(621.5)	216.5

Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	(3.0)	12.7	(31.4)	20.0
Loss on sale of discontinued operations, net of income taxes	(23.2)	—	(23.2)	—
Net earnings (loss)	(18.8)	133.8	(676.1)	236.5
Less net loss attributable to noncontrolling interests	(0.7)	(0.1)	(1.7)	(0.1)
Net earnings (loss) attributable to Manitowoc	(18.1)	133.9	(674.4)	236.6

Amounts attributable to the Manitowoc common shareholders:
Earnings (loss) from continuing operations	8.1	121.2	(619.8)	216.6
Earnings (loss) from discontinued operations, net of income taxes	(3.0)	12.7	(31.4)	20.0
Loss on sale of discontinued operations, net of income taxes	(23.2)	—	(23.2)	—
Net earnings (loss) attributable to Manitowoc	(18.1)	133.9	(674.4)	236.6

DILUTED EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.06	$0.92	$(4.76)	$1.64
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.02)	0.10	(0.24)	0.15
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.18)	—	(0.18)	—
DILUTED EARNINGS (LOSS) PER SHARE	$(0.14)	$1.01	$(5.18)	$1.79

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	130,163,718	129,903,658	130,161,564	129,737,054
Average Shares Outstanding - Diluted	130,163,718	132,048,864	130,161,564	131,913,742

SEGMENT SUMMARY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net sales from continuing operations:
Cranes and related products	$652.3	$1,063.8	$1,325.2	$1,948.2
Foodservice equipment	382.5	127.3	737.1	231.4
Total	$1,034.8	$1,191.1	$2,062.3	$2,179.6

Operating earnings (loss) from continuing operations:
Cranes and related products	$49.5	$167.0	$106.0	$301.6
Foodservice equipment	46.4	22.9	73.9	35.2
General corporate expense	(12.4)	(13.0)	(25.4)	(25.5)
Asset impairments	—	—	(700.0)	—
Restructuring expense	(21.5)	—	(25.9)	—
Integration expense	(2.0)	—	(3.5)	—
Amortization	(8.4)	(1.7)	(16.7)	(3.5)

Total	$51.6	$175.2	$(591.6)	$307.8

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Six Months Ended June 30, 2009 and 2008

(In millions)

BALANCE SHEET

	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and temporary investments	$122.6	$175.6
Restricted cash	5.2	5.1
Accounts receivable - net	513.8	608.2
Inventories - net	787.4	925.3
Deferred income taxes	159.6	138.1
Other current assets	148.6	157.2
Current assets of discontinued operation	—	124.8
Total current assets	1,737.2	2,134.3

Property, plant and equipment - net	719.4	728.8
Intangible assets - net	2,188.0	2,899.5
Other long-term assets	189.0	179.7
Long-term assets of discontinued operation	—	123.1
TOTAL ASSETS	$4,833.6	$6,065.4

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$938.6	$1,206.3
Short-term borrowings	195.8	182.3
Customer advances	46.0	48.5
Product warranties	100.2	102.0
Product liabilities	29.9	34.4
Current liabilities of discontinued operation	—	44.6
Total current liabilities	1,310.5	1,618.1

Long-term debt	2,337.0	2,473.0
Other non-current liabilities	578.3	674.5
Stockholders’ equity	607.8	1,299.8
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,833.6	$6,065.4

CASH FLOW SUMMARY

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,		June 30,
	2009	2008	2009	2008
Net earnings (loss)	$(18.1)	$133.9	$(674.4)	$236.6
Non-cash adjustments	87.0	8.8	806.6	28.4
Changes in operating assets and liabilities	(48.9)	(17.2)	(136.4)	(129.7)
Net cash provided from (used for) operating activities of continuing operations	20.0	125.5	(4.2)	135.3
Net cash provided from (used for) operating activities of discontinued operations	(3.7)	13.7	(13.7)	16.5
Net cash provided from (used for) operating activities	16.3	139.2	(17.9)	151.8
Business acquisitions, net of cash acquired	—	(18.0)	—	(18.1)
Capital expenditures	(22.3)	(37.4)	(44.3)	(64.5)
Restricted cash	—	(0.1)	(0.1)	10.2
Net cash used for investing activities of discontinued operations	—	(0.7)	—	(1.3)
Proceeds from sale of business	148.8	—	148.8	—
Proceeds from sale of fixed assets	1.0	0.6	1.9	3.1
Payments on borrowings - net	(152.3)	(4.9)	(113.0)	(28.4)
Payments on receivable financing - net	(8.6)	(1.1)	(7.3)	(2.8)
Dividends paid	(2.6)	(2.6)	(5.2)	(5.2)
Stock options exercised	(0.8)	5.2	(0.8)	7.7
Debt issuance costs	(17.0)	(13.4)	(17.0)	(13.4)
Effect of exchange rate changes on cash	3.4	1.1	1.8	10.4
Net increase (decrease) in cash & temporary investments	$(34.1)	$67.9	$(53.1)	$49.5